Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of ENDI Corp. of our report dated November 18, 2021, with respect to the financial statements of CrossingBridge Advisors, LLC as of December 31, 2020, and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Raines & Fischer LLP

Raines & Fischer LLP

New York, New York

May 9, 2022

RAINES AND FISCHER LLP CERTIFIED PUBLIC ACCOUNTANTS 555 FIFTH AVENUE 9TH FLOOR NEW YORK, NY 10017 TEL 212 953 9200 FAX 212 953 9366